                                                                       CONFORMED

      As filed with the Securities and Exchange Commission on June 3, 1994


                                                   Registration No. 033-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          PIPER JAFFRAY COMPANIES INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                       41-1233380
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                        Identification No.)

      222 SOUTH NINTH STREET
      MINNEAPOLIS, MINNESOTA                                 55402
(Address of principal executive offices)                   (Zip Code)


                  PIPER JAFFRAY COMPANIES STOCK INVESTMENT PLAN
                            (Full title of the plan)

                           David Evans Rosedahl, Esq.
                                 General Counsel
                          Piper Jaffray Companies Inc.
                             222 South Ninth Street
                          Minneapolis, Minnesota  55402
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (612) 342-6000

                            ------------------------


                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                   Proposed
                                   Proposed         maximum
   Title of         Amount         maximum         aggregate       Amount of
 securities to      to be       offering price      offering      registration
 be registered    registered     per share (1)     price (1)          fee
- --------------------------------------------------------------------------------
 Common Stock,    1,000,000
   $1.00 par        shares          $12.75        $12,750,000      $4,397.00
     value
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on May 31, 1994, as reported on the New York Stock Exchange Consolidated Transactions Composite Tape.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          PIPER JAFFRAY COMPANIES INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, previously filed (File No. 1-7421) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

        (1) The latest Annual Report on Form 10-K of Piper Jaffray Companies Inc. (the "Company") filed pursuant to Section 13 of the Exchange Act.

        (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

        (3) The description of the Company's Common Stock which is contained in the Registration Statement filed under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

          Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the shares of Common Stock registered hereby is being passed upon for the Company by David Evans Rosedahl, General Counsel of the Company, who, as of the date hereof, owns 27,046 shares of Common Stock and has options to acquire 74,450 additional shares of Common Stock, and, as of September 30, 1993, indirectly owned 19,361 shares of Common Stock held by the Piper Jaffray ESOP for his account.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Delaware General Corporation Law and Article XI of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

          The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

       Exhibit                                      Description
       -------                                      -----------

     4.01 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.01 to Registration Statement on
                              Form S-8, No. 033-52933).

     4.02 By-Laws of the Company, as amended (incorporated by reference to Exhibit 4.02 to Registration Statement on Form S-8, No. 033-52933).

     4.03                     Piper Jaffray Companies Stock Investment Plan.

     5 Opinion of David Evans Rosedahl, General Counsel of the Company, as to the legality of the shares being registered.

     23.01 Consent of David Evans Rosedahl, General Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

     23.02 Consent of Deloitte & Touche, independent auditors, to the incorporation by reference in this Registration Statement of their report dated November 9, 1993 appearing on page 34 of the Company's Annual Report, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1993.

     24 Powers of Attorney authorizing Charles N. Hayssen and David Evans Rosedahl to sign this Registration Statement on behalf of the directors and certain officers of the Company.

ITEM 9.   UNDERTAKINGS.

     A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration

               Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 2, 1994.

                                  PIPER JAFFRAY COMPANIES INC.


                                  By/S/ Charles N. Hayssen
                                    --------------------------------------------
                                    Charles N. Hayssen, Managing Director
                                    and Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 2, 1994 by the following persons in the capacities and on the date indicated.

Signature                  Capacity
- ---------                  --------


/S/ Addison L. Piper       Chief Executive Officer
- -------------------------- and Chairman of the
Addison L. Piper           Board (Principal
                           Executive Officer)

/S/ Charles N. Hayssen     Managing Director
- -------------------------- and Chief Financial
Charles N. Hayssen         Officer (Principal
                           Financial Officer)

/S/ Deborah K. Roesler     Managing Director and
- -------------------------- Controller (Principal
Deborah K. Roesler         Accounting Officer)


Karen M. Bohn*             Director                    )
David P. Crosby*           Director                    )
William H. Ellis*          Director                    )
Dan L. Lastavich*          Director                    )    A majority of the
Gary M. Petrucci*          Director                    )    Board of Directors
Addison L. Piper*          Director                    )
DeLos V. Steenson*         Director                    )
Richard J. Stream*         Director                    )



- -------------------------


*By/S/ David Evans Rosedahl
   --------------------------------
   David Evans Rosedahl,
   Attorney-in-Fact

                                INDEX TO EXHIBITS


                                                                  Method
Exhibit                Description                               of Filing
- -------                -----------                               ---------

4.01 Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 4.01 to Registration
               Statement on Form S-8, No. 033-52933)

4.02           By-Laws of the Company, as amended
               (incorporated by reference to Exhibit 4.02 to Registration Statement on Form S-8,
               No. 033-52933)

4.03           Piper Jaffray Companies Stock Investment          Electronic
               Plan ........................................     Transmission

5              Opinion of David Evans Rosedahl, General
               Counsel of the Company, as to the legality        Electronic
               of the shares being registered ..............     Transmission

23.01          Consent of David Evans Rosedahl, General
               Counsel of the Company, is contained in his opinion filed as Exhibit 5 to this Registration
               Statement.

23.02          Consent of Deloitte & Touche, independent
               auditors, to the incorporation by
               reference in this Registration Statement of
               their report dated November 9, 1993 appearing
               on page 34 of the Company's Annual Report,
               which is incorporated by reference in the
               Company's Annual Report on Form 10-K for          Electronic
               the year ended September 30, 1993 ...........     Transmission

24             Powers of Attorney authorizing Charles N.
               Hayssen and David Evans Rosedahl to sign
               this Registration Statement on behalf of the
               directors and certain officers of the             Electronic
               Company .....................................     Transmission

                                                                    EXHIBIT 4.03

                  PIPER JAFFRAY COMPANIES STOCK INVESTMENT PLAN


      1. PURPOSE AND SCOPE OF PLAN. The purpose of this Piper Jaffray Companies Stock Investment Plan (the "Plan") is to provide the employees of Piper Jaffray Companies Inc. (the "Company") and its affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended, and shall be interpreted and administered in a manner consistent with such intent.

      2.  DEFINITIONS.

          2.1 The terms defined in this section are used (and capitalized) elsewhere in this Plan:

          (a) "AFFILIATE" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) of the Code, or any successor provision.

          (c)  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

          (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "COMMITTEE" means three or more Disinterested Persons designated by the Board of Directors to administer the Plan under Section 13.

          (f) "COMMON STOCK" means the common stock, $1 par value per share (as such par value may be adjusted from time to time), of the Company.

          (g)  "COMPANY" means Piper Jaffray Companies Inc.

          (h) "COMPENSATION" means the gross cash compensation (including wage, salary, commission, bonus, and overtime earnings) paid by the Company or any Affiliate to a Participant in accordance with the terms of employment.

          (i) "DISINTERESTED PERSONS" means a member of the Board of Directors who is considered a disinterested person within the meaning of Exchange Act Rule 16b-3 or any successor definition.

          (j) "ELIGIBLE EMPLOYEE" means any employee of the Company or an Affiliate (i) who has completed 6 months of continuous service as a full-time employee, or (ii) who has completed 12 months of service and whose customary employment is at least 20 hours per week; provided, however, that "Eligible Employee" shall not include any person who would be deemed for purposes of Section 423(b)(3) of the Code, to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

          (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          (l) "FAIR MARKET VALUE" as of any date means the closing price of a share of Common Stock on the date specified or, if no sale of shares of Common Stock shall have occurred on that date, on the next preceding day on which a sale occurred of shares on the composite tape for New York Stock Exchange listed shares. If the shares of Common Stock are not quoted on such exchange or if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury applicable to plans intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, Fair Market Value shall be determined in accordance with such regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 14.

          (m) "PARTICIPANT" means an Eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4.

          (n) "PLAN" means this Piper Jaffray Companies Stock Investment Plan, as amended from time to time.

          (o) "PURCHASE PERIOD" means any calendar month beginning with the month of July, 1994.

          (p) "RECORDKEEPING ACCOUNT" means the account maintained in the books and records of the Company recording the amount withheld from each Participant through payroll deductions made under the Plan.

     3. SCOPE OF THE PLAN. Shares of Common Stock may be sold by the Company to Eligible Employees commencing July 1, 1994, as hereinafter provided, but not more than 1,000,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan. All sales of Common Stock pursuant to this Plan shall be subject to the same terms, conditions, rights and privileges. The shares of Common Stock delivered by the Company pursuant to this Plan may be acquired shares having the status of any combination of authorized but unissued shares, newly issued shares, or treasury shares.

     4. ELIGIBILITY AND PARTICIPATION. To be eligible to participate in the Plan for a given Purchase Period during a calendar quarter, an employee must be an Eligible Employee on the first business day of such calendar quarter. An Eligible Employee may elect to participate in the Plan by filing an enrollment form with the Company before the first business day of such calendar quarter that authorizes regular payroll deductions from Compensation beginning with the first payday in such calendar quarter and continuing until the Eligible Employee withdraws from the Plan or ceases to be an Eligible Employee.

     5.   AMOUNT OF COMMON STOCK EACH ELIGIBLE EMPLOYEE MAY PURCHASE.

          5.1 Subject to the provisions of this Plan, each Eligible Employee shall be offered the right to purchase on the last day of the Purchase Period the number of shares of Common Stock (including fractional shares) that can be purchased at the price specified in Section 5.2 with the entire credit balance in the Participant's Recordkeeping Account; provided, however, that no more than $25,000 in fair market value (determined on the last business day of each Purchase Period) of shares of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any Participant for each calendar year. If the purchases by all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 3, however, each Participant shall be allocated a ratable portion of the maximum number of shares of Common Stock which may be sold.

          5.2 The purchase price of each share of Common Stock sold pursuant to this Plan will be 85% of the Fair Market Value of such share on the last business day of the Purchase Period.

     6.   METHOD OF PARTICIPATION.

          6.1 The Company shall give notice to each Eligible Employee of the opportunity to purchase shares of Common Stock pursuant to this Plan and the terms and conditions for such offering. Such notice is subject to revision by the Company at any time prior to the date of purchase of such shares. The Company contemplates that for tax purposes the last business day of a Purchase Period will be the date of the offering of such shares.

          6.2 Each Eligible Employee who desires to participate in the Plan for a Purchase Period shall signify his or her election to do so by signing an election form developed by the Committee. An Eligible Employee may elect to have any amount of Compensation withheld from a minimum of $10 per month to a maximum of $500 per month. An election to participate in the Plan and to authorize payroll deductions as described herein must be made before the first business day of the calendar quarter containing the Purchase Period to which it relates and shall remain in effect unless and until such Participant withdraws from this Plan, modifies his or her authorization, or terminates his or her employment with the Company, as hereinafter provided.

          6.3 Any Eligible Employee who does not make a timely election as provided in Section 6.2, shall be deemed to have elected not to participate in the Plan. Such election shall be irrevocable for such Purchase Period.

     7.   RECORDKEEPING ACCOUNT.

          7.1 The Company shall maintain a Recordkeeping Account for each Participant. Payroll deductions pursuant to Section 6 will be credited to such Recordkeeping Accounts on each payday.

          7.2 No interest will be credited to a Participant's Recordkeeping Account.

          7.3 The Recordkeeping Account is established solely for accounting purposes, and all amounts credited to the Recordkeeping Account will remain part of the general assets of the Company.

          7.4 A Participant may not make any separate cash payment into the Recordkeeping Account.

     8.   RIGHT TO ADJUST PARTICIPATION OR TO WITHDRAW.

          8.1 A Participant may, at any time during a Purchase Period, direct the Company to make no further deductions from his or her Compensation or to adjust the amount of such deductions. Upon either of such actions, future payroll deductions with respect to such Participant shall cease or be adjusted in accordance with the Participant's direction.

          8.2 Any Participant who stops payroll deductions may not thereafter resume payroll deductions during such calendar quarter.

          8.3 At any time before the end of a Purchase Period, any Participant may also withdraw from the Plan. In such event, all future payroll deductions shall cease and the entire credit balance in the Participant's Recordkeeping Account will be paid to the Participant, without interest, in cash within 15 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the next succeeding calendar quarter.

          8.4 Notification of a Participant's election to adjust or terminate deductions, or to withdraw from the Plan, shall be made by the filing of an appropriate notice to such effect with the Company.

     9. TERMINATION OF EMPLOYMENT. If the employment of a Participant is terminated for any reason, including death, disability, or retirement, the entire balance in the Participant's Recordkeeping Account will be applied to the purchase of shares as provided in Section 10.1 as of the last day of the Purchase Period in which the Participant's employment terminated; except that if such Participant so requests prior to the last day of such Purchase Period, the Company shall refund in cash within 15 days all amounts credited to his or her Recordkeeping Account.

     10.  PURCHASE OF SHARES.

          10.1 As of the last day of the Purchase Period, the entire credit balance in each Participant's Recordkeeping Account will be used to purchase shares (including fractional shares) of Common Stock (subject to the limitations of Section 5) unless the Participant has filed an appropriate form with the Company in advance of that date (which either elects to purchase a specified number of shares which is less than the number described above or elects to receive the entire credit balance in cash). Any amount in a Participant's Recordkeeping Account that is not used to purchase shares pursuant to this Section 10.1 will be refunded to the Participant.

          10.2 Shares of Common Stock acquired by each Participant shall be held by the Company's Investment Services Department in a general account maintained for the benefit of all Participants.

          10.3 Certificates for the number of whole shares of Common Stock, determined as aforesaid, purchased by each Participant shall be issued and delivered to him or her only upon request of the Participant or his or her representative directed to the Company. No Certificates for fractional shares will be issued. Instead, Participants will receive a cash distribution representing any fractional shares.

          10.4 Dividends with respect to a Participant's shares held in the general account will, at the election of the Participant, either be paid to the Participant in cash or reinvested in additional shares of Common Stock.

     If a Participant fails to make such an election, all dividends with respect to the Participant's shares held in the general account will automatically be reinvested to purchase additional shares of Common Stock.

          10.5 Each Participant will be entitled to vote all shares held for the benefit of such Participant in the general account.

     11. RIGHTS AS A STOCKHOLDER. A Participant shall not be entitled to any of the rights or privileges of a stockholder of the Company with respect to such shares, including the right to receive any dividends which may be declared by the Company, until (i) he or she actually has paid the purchase price for such shares and (ii) either the shares have been credited to his or her account or certificates have been issued to him or her, both as provided in Section 10.

     12. RIGHTS NOT TRANSFERABLE. A Participant's rights under this Plan are exercisable only by the Participant during his or her lifetime, and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer the same shall be null and void and without effect. The amounts credited to a Recordkeeping Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

     13. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine any questions arising in the administration, interpretation and application of this Plan, and all such determinations shall be conclusive and binding on all parties.

     14. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Common Stock of the Company by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and the like, the aggregate number and class of shares available under this Plan and the number, class and purchase price of shares available but not yet purchased under this Plan, shall be adjusted appropriately by the Committee.

     15. REGISTRATION OF CERTIFICATES. Stock certificates will be registered in the name of the Participant, or jointly in the name of the Participant and another person, as the Participant may direct on an appropriate form.

     16. AMENDMENT OF PLAN. The Board of Directors may at any time amend this Plan in any respect which shall not adversely affect the rights of Participants pursuant to shares previously acquired under the Plan, except that, without stockholder approval on the same basis as required by Section 19.1, no amendment shall be made (i) to increase the number of shares to be reserved under this Plan, (ii) to decrease the minimum purchase price, (iii) to withdraw the administration of this Plan from the Committee, or (iv) to change the definition of employees eligible to participate in the Plan.

     17. EFFECTIVE DATE OF PLAN. This Plan shall consist of an offering commencing July 1, 1994 and ending July 31, 1994 and continuing on a monthly basis thereafter. All rights of Participants in any offering hereunder shall terminate at the earlier of (i) the day that Participants become entitled to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all Participants. Upon termination of this Plan, shares of Common Stock shall be issued to Participants in accordance with Section 10, and cash, if any, remaining in the Participants' Recordkeeping Accounts shall be refunded to them, as if the Plan were terminated at the end of a Purchase Period.

     18. GOVERNMENTAL REGULATIONS AND LISTING. All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sale or transfer of the shares of Common Stock reserved for this Plan, including, without limitation, there being a current registration statement of the Company under the Securities Act of 1933, as amended, covering the shares of Common Stock purchasable on the last day of the Purchase Period applicable to such shares, and if such a registration statement shall not then be effective, the term of such Purchase Period shall be extended until the first business day after the effective date of such a registration statement, or post-effective amendment thereto. If applicable, all such rights hereunder are also similarly subject to effectiveness of an appropriate listing application to the New York Stock Exchange, covering the shares of Common Stock under the Plan upon official notice of issuance.

     19.  MISCELLANEOUS.

          19.1 This Plan shall be submitted for approval by the stockholders of the Company prior to January 31, 1995. If not so approved prior to such date, this Plan shall terminate on February 1, 1995.

          19.2 This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall it interfere with the right of the Company to terminate any Participant and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

          19.3 Wherever appropriate as used herein, the masculine gender may be read as the feminine gender, the feminine gender may be read as the masculine gender, the singular may be read as the plural and the plural may be read as the singular.

          19.4 The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.

          19.5 Delivery of shares of Common Stock or of cash pursuant to this Plan shall be subject to any required withholding taxes. A person entitled to receive shares of Common Stock may, as a condition precedent to receiving such shares, be required to pay the Company a cash amount equal to the amount of any required withholdings.

                                                                       EXHIBIT 5



                                  June 2, 1994


Board of Directors
Piper Jaffray Companies Inc.
222 South Ninth Street
Minneapolis, Minnesota  55402


          In connection with the proposed registration under the Securities Act of 1933, as amended, of shares of Common Stock of Piper Jaffray Companies Inc., a Delaware corporation (the "Company"), offered and to be offered pursuant to the Piper Jaffray Companies Stock Investment Plan (the "Plan"), I have examined the Company's Restated Certificate of Incorporation, as amended, its By-Laws, as amended, and such other documents, including the Registration Statement on Form S-8, dated the date hereof, to be filed with the Securities and Exchange Commission relating to such shares (the "Registration Statement"), and have reviewed such matters of law as I have deemed necessary for this opinion. Accordingly, based upon the foregoing, I am of the opinion that:

          1. The Company is duly and validly organized and existing and in good standing under the laws of the State of Delaware.

          2. The Company has duly authorized the issuance of the shares of Common Stock which may be issued pursuant to the Plan.

          3. The shares which may be issued pursuant to the Plan will be, upon issuance, validly issued and outstanding and fully paid and nonassessable.

          4. All necessary corporate action has been taken by the Company to adopt the Plan, and the Plan is a validly existing plan of the Company.

          I consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Sincerely,

                              /S/ David Evans Rosedahl

                              David Evans Rosedahl

                                                                   EXHIBIT 23.02








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Piper Jaffray Companies Inc. on Form S-8 of our report dated November 9, 1993, appearing in the Annual Report on Form 10-K of Piper Jaffray Companies Inc. for the year ended September 30, 1993.




/s/ Deloitte & Touche


Minneapolis, Minnesota
May 31, 1994

                                                                      EXHIBIT 24



                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ Karen M. Bohn
                              -------------------------------------------------
                              Karen M. Bohn

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ David P. Crosby
                              -------------------------------------------------
                              David P. Crosby

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ William H. Ellis
                              -------------------------------------------------
                              William H. Ellis

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ Dan L. Lastavich
                              -------------------------------------------------
                              Dan L. Lastavich

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ Gary M. Petrucci
                              -------------------------------------------------
                              Gary M. Petrucci

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ Addison L. Piper
                              -------------------------------------------------
                              Addison L. Piper

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ DeLos V. Steenson
                              -------------------------------------------------
                              DeLos V. Steenson

                          PIPER JAFFRAY COMPANIES INC.

                                POWER OF ATTORNEY
                             OF DIRECTOR AND OFFICER


          The undersigned director and/or officer of Piper Jaffray Companies Inc., a Delaware corporation, does hereby make, constitute and appoint
Charles N. Hayssen and David E. Rosedahl, and each of them, the undersigned's true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned's name, place and stead, to sign and affix the undersigned's name as such director and/or officer of said Corporation to a Registration Statement or Registration Statements, on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by said Corporation with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock and/or other securities of said Corporation proposed to be issued or sold by said Corporation, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

          IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned's hand this 1st day of June, 1994.




                              /S/ Richard J. Stream
                              -------------------------------------------------
                              Richard J. Stream